EXHIBIT 10.3

               RESEARCH AGREEMENT WITH AMC CANCER RESEARCH CENTER

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EXHIBIT 10.3







                               RESEARCH AGREEMENT


WHEREAS: This contract is entered into between Xpention Genetics, Inc., a company organized under the laws of Nevada, having its business office at 10965 Elizabeth Drive, Conifer, CO. 80433 (the "Company") and AMC Cancer Research Center, a Colorado non-profit corporation having its business office at 1600 Pierce Street, Denver, CO. 80214 (the "Contractor").

THEREFORE: In consideration of the foregoing and the mutual promises, covenants and agreements herein set forth, the Company and the Contractor agree as follows:

1.     Scope of Work

      Contractor agrees to perform for the Company the research activities for the project entitled "Development of the p65 Immunological Test" described in Attachment A hereto.

2.    Contract Period

      This contract shall become effective on May 30, 2005, and shall be completed on January 30, 2006 unless subsequent time extension, supplement, addition, continuation or renewal is mutually agreed upon in writing between the parties.

3.    Standard of Performance

      Contractor shall perform the Work in a manner consistent with the highest standards of scientific and professional skill and in accordance with the terms and conditions of this Agreement. Margaret Hanausek, Ph.D. , AMC 's designated Principal Investigator for the project (the "PI"), shall monitor Contractor's performance hereunder and shall notify the Company of Contractor's failure to comply with the terms of this Agreement within a reasonable time after AMC learns of such failure.





4.   Assignment

     Neither party shall assign or transfer any interest in this agreement, nor assign any claims for money due or to become due under this agreement without the prior written approval of the other party.

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5.     Payments to Subcontractor

      The estimated cost for Contractors completion of the Work, including indirect charges, is $58,946. Payments by the Company to the Contractor shall be made in accordance with the following:

        a) Upon commencement of the Work, Contractor shall submit an invoice and such other reasonable documentation as requested by the Company for an initial payment equal to one-half of the contract amount. On September 30, 2005, contractor shall submit an invoice for the second payment equal to one-half of the contract amount.

        b) Payments shall be made to Contractor on a cost reimbursable basis, within thirty (30) days after the Company receives the invoice thereof, provided that the same is in accordance with the Budget.

6.    Indemnification

      Each party hereto agrees to be responsible and assume liability for its own wrongful or negligent acts or omissions, or those of its officers, agents or employees to the full extent required by law, and agrees to hold the other party harmless from any such liability. The Contractor does not warrant or assume liability for the interpretation or use of project data or results.

7.     Equipment
      Special equipment purchases under the terms of this agreement become the property of AMC Cancer Research Center unless otherwise specified herein.

8.    Publications

     AMC shall be sited in all research reports and other publications relating to the work under this Agreement.

9.     Law

      This Agreement is entered into pursuant to and under the authority granted by the laws of the state of Colorado and any applicable federal laws. The provisions of this Agreement shall be construed to conform to those laws.


10.   Termination

      This Agreement may be terminated by either of the parties hereto upon written notice delivered to the other party at least thirty (30) days

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      prior to intended date of termination. By such termination,  neither party may nullify obligations already incurred for performance or failure to perform prior to the date of termination.

11.    Changes and Amendments

       This contract constitutes the entire agreement between the parties. All amendments and /or changes shall be by written instrument executed by the parties hereto.


       IN WITNESS WHEREOF, the parties hereto have caused this contract to be executed as of the date set forth herein by their duly authorized representatives.




AMC CANCER RESEARCH CENTER                           XPENTION GENETICS, INC.



---------------------------------------              ---------------------------------------
Investigator's Name                Date              Name                               Date
Principle Investigator                               President and CEO






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                           ATTACHMENT A, SCOPE OF WORK



         DESCRIPTION:






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                              ATTACHMENT C, BUDGET




                           Salaries and Wages                 $  0
                           Fringe Benefits                       0
                           Travel                                0
                           Supplies/services                     0
                           Equipment                             0
                           Subcontracts                          0
                           Other Direct Costs                    0
                                                              -------
                           Total Direct Costs
                           Indirect Cost
                           [ % MTDC of $    ]
                                                              -------
                           Total Cost                         $
                                                              =======



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                          ATTACHMENT B, INVOICE FORMAT